Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 3 dated May 15, 2025 relating to the Common Stock, $0.0001 par value, of Immunic, Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

MICHAEL GREGORY By: /s/ Michael Gregory